Kohl's Corporation Reports Fourth Quarter Financial Results

MENOMONEE FALLS, Wis.--(BUSINESS WIRE)--February 27, 2014-- Kohl’s Corporation (NYSE:KSS). Kohl’s Corporation today reported results for the quarter and fiscal year ended February 1, 2014.

	Quarter			Year
($ in millions, except per share amounts)	2013	2012	Change	2013	2012	Change
Increase (decrease) in
comparable sales (1)	(2.0)%	1.9%	-	(1.2)%	0.3%	-

Total sales(2)	$6,099	$6,342	(3.8)%	$19,031	$19,279	(1.3)%
Net income	$334	$378	(12)%	$889	$986	(10)%
Diluted earnings per share	$1.56	$1.66	(6)%	$4.05	$4.17	(3)%

(1) Compares the periods ended February 1, 2014 to the periods ended January 26, 2013
(2) Compares the periods ended February 1, 2014 to the periods ended February 2, 2013

Kevin Mansell, Kohl’s chairman, president and chief executive officer, said, "We were pleased with our sales during the November and December holiday season as the customer responded favorably to our merchandise and values.  Despite increased shipping costs related to our E-Commerce business, we were able to achieve our gross margin guidance for the quarter.  We believe our inventory levels and assortment are well-positioned as we transition into the spring season."

Impact of 53rd Week in Fiscal 2012
The retail calendar for fiscal January 2013 included a fifth week, resulting in a 14-week fiscal fourth quarter and a 53-week year. During this 53rd week, total sales were $169 million; selling, general and administrative expenses were $30 million; interest was $2 million; net income was $15 million and diluted earnings per share was $0.06.

Dividend
On February 26, 2014 Kohl's Board of Directors declared a quarterly cash dividend on the Company's common stock of $0.39 per share, an increase of 11 percent over its previous dividend. The dividend is payable March 26, 2014 to shareholders of record at the close of business on March 12, 2014.

Store Update
Kohl’s ended the quarter with 1,158 stores in 49 states, compared with 1,146 stores at the same time last year. During 2013, the Company opened 12 new stores and completed 30 remodels.

Earnings Guidance
The Company issued its initial guidance for fiscal 2014. Based on assumptions of total sales increases of 0.5 percent to 2.5 percent and comparable sales increases of 0 to 2 percent, the Company expects earnings per diluted share of $4.05 to $4.45 for the year.

Fourth Quarter 2013 Earnings Conference Call
Kohl’s will host its quarterly earnings conference call at 8:30 am ET on February 27, 2014. The phone number for the conference call is (706) 902-0486 and the conference ID is 24984977. Replays of the call will be available for 30 days by dialing (855) 859-2056 or (404) 537-3406. The conference call and replays are also accessible via the Company's web site at http://www.kohlscorporation.com/InvestorRelations/event-calendar.htm.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including guidance on the Company's targeted earnings. Kohl's intends forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “anticipates,” “plans,” or similar expressions to identify forward-looking statements. Such statements are subject to certain risks and uncertainties, which could cause Kohl's actual results to differ materially from those anticipated by the forward-looking statements. These risks and uncertainties include, but are not limited to, those described in Item 1A in Kohl's Annual Report on Form 10-K, which is expressly incorporated herein by reference, and other factors as may periodically be described in Kohl's filings with the SEC.

About Kohl's
Based in Menomonee Falls, Wis., Kohl’s (NYSE: KSS) is a family-focused, value-oriented specialty department store offering moderately priced, exclusive and national brand apparel, shoes, accessories, beauty and home products in an exciting shopping environment. With a commitment to environmental leadership, Kohl’s operates 1,158 stores in 49 states. In support of the communities it serves, Kohl’s has raised more than $231 million for children’s initiatives nationwide through its Kohl’s Cares® cause merchandise program, which operates under Kohl's Cares, LLC, a wholly-owned subsidiary of Kohl's Department Stores, Inc. For a list of store locations and information, or for the added convenience of shopping online, visit www.Kohls.com, join the discussion on Facebook (http://www.facebook.com/Kohls) or Twitter (http://twitter.com/Kohls) or get inspired on Pinterest (http://pinterest.com/Kohls) and Instagram (http://instagram.com/Kohls).

Investor Relations:
Wes McDonald, Senior Executive Vice President and Chief Financial Officer, (262) 703-1893
Joanne Crevoiserat, Executive Vice President - Finance (262) 703-2945

Media:
Jen Johnson, Director - Public Relations, (262) 703-5241

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(In Millions, except per share data)
(Unaudited)

	Three Months		Twelve Months
	Feb 1, 2014	Feb 2, 2013	Feb 1, 2014	Feb 2, 2013
	(13 Weeks)	(14 Weeks)	(52 Weeks)	(53 Weeks)

Net sales	$6,099	$6,342	$19,031	$19,279
Cost of merchandise sold	4,024	4,230	12,087	12,289

Gross margin	2,075	2,112	6,944	6,990

Operating expenses:
Selling, general, and administrative	1,242	1,212	4,313	4,267
Depreciation and amortization	224	214	889	833

Operating income	609	686	1,742	1,890

Interest expense, net	87	85	338	329

Income before income taxes	522	601	1,404	1,561
Provision for income taxes	188	223	515	575

Net income	$334	$378	$889	$986

Basic net income per share	$1.57	$1.66	$4.08	$4.19
Average number of shares	213	227	218	235

Diluted net income per share	$1.56	$1.66	$4.05	$4.17
Average number of shares	215	228	220	237

As a percent of net sales:
Gross margin	34.0%	33.3%	36.5%	36.3%
Selling, general and
administrative expenses	20.4%	19.1%	22.7%	22.1%
Operating income	10.0%	10.8%	9.2%	9.8%
Net income	5.5%	6.0%	4.7%	5.1%

KOHL'S CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Millions)
(Unaudited)

	Feb 1, 2014	Feb 2, 2013
Assets
Current assets:
Cash and cash equivalents	$971	$537
Merchandise inventories	3,874	3,748
Deferred income taxes	142	122
Other	305	312

Total current assets	5,292	4,719

Property and equipment, net	8,745	8,872
Long-term investments	64	53
Other assets	277	261

Total assets	$14,378	$13,905

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$1,365	$1,307
Accrued liabilities	1,138	986
Income taxes payable	94	137
Current portion of capital lease
and financing obligations	139	105

Total current liabilities	2,736	2,535

Long-term debt	2,792	2,492
Capital lease and financing obligations	1,930	1,956
Deferred income taxes	382	362
Other long-term liabilities	560	512
Shareholders' equity	5,978	6,048

Total liabilities and shareholders' equity	$14,378	$13,905

KOHL'S CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Millions)
(Unaudited)

	Feb 1, 2014	Feb 2, 2013
	(52 Weeks)	(53 Weeks)
Operating activities
Net income	$889	$986
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	889	833
Share-based compensation	55	50
Excess tax benefits from share-based compensation	(3)	(4)
Deferred income taxes	(7)	(79)
Other non-cash revenues and expenses	43	29
Changes in operating assets and liabilities:
Merchandise inventories	(116)	(523)
Other current and long-term assets	(11)	(37)
Accounts payable	58	74
Accrued and other long-term liabilities	149	(60)
Income taxes	(62)	(4)

Net cash provided by operating activities	1,884	1,265

Investing activities
Acquisition of property and equipment	(643)	(785)
Sales of investments in auction rate securities	1	109
Other	19	16

Net cash used in investing activities	(623)	(660)

Financing activities
Treasury stock purchases	(799)	(1,284)
Shares withheld for restricted shares	(13)	(9)
Dividends paid	(302)	(300)
Proceeds from issuance of debt	300	350
Deferred financing costs	(4)	(3)
Proceeds from financing obligations	1	12
Capital lease and financing obligation payments	(115)	(111)
Proceeds from stock option exercises	102	68
Excess tax benefits from share-based compensation	3	4

Net cash used in financing activities	(827)	(1,273)

Net increase (decrease) in cash and cash equivalents	434	(668)
Cash and cash equivalents at beginning of period	537	1,205

Cash and cash equivalents at end of period	$971	$537